UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2025
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Connect Biopharma Holdings Limited
(Exact name of Registrant as Specified in Its Charter)
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Cayman Islands	001-40212	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3580 Carmel Mountain Road, Suite 200
	San Diego, California	92130
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (877) 245-2787
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.000174 per Share	CNTB	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 17, 2025, Kan Chen, Ph.D., a partner at Qiming Venture Partners, notified Connect Biopharma Holdings Limited (the “Company”) of his decision to resign from the Board of Directors of the Company (the “Board”) and as a member of the Nominating and Corporate Governance Committee of the Board, effective immediately. Dr. Chen’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Chen indicated in his notice of resignation that, considering the Company’s recent successful strategic shift to become more U.S.-centric, including having a U.S.-based management team and conducting drug development work within the U.S. and Europe instead of in China, his contributions to the Company have enabled it for future growth and that now would be an appropriate time for him to resign from the Board.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECT BIOPHARMA HOLDINGS LIMITED

Date:	December 23, 2025	By:	/s/ David Szekeres
		Name:	David Szekeres
		Title:	President